Exhibit 10.1
PURPOSE AND ABILITY LINE OF CREDIT AGREEMENT
     THIS PURPOSE AND ABILITY LINE OF CREDIT AGREEMENT is made as of August 3, 2006 between CAMCO FINANCIAL CORPORATION, a Delaware corporation (the “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association with an office located at 88 East Broad Street, Columbus, Ohio 43215 (the “Bank”). The Borrower and the Bank, intending to be legally bound, hereby agree as follows:
     Section 1. Certain Defined Terms. As used in the Loan Documents, the following terms shall have the meanings set forth below. Additional defined terms appear elsewhere in the Loan Documents.
          “Account” means and includes all accounts (whether or not earned by performance), contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, tax refunds and tax refund claims) and all other forms of obligations owing to the Borrower, whether secured or unsecured, whether now existing or hereafter created, and whether or not specifically assigned to the Bank under the Loan Documents, all guaranties and other security therefor, all merchandise returned to or repossessed by the Borrower, and all rights of stoppage in transit and all other rights and remedies of an unpaid vendor, lienor or secured party.
          “Advantage Bank” means Advantage Bank, an Ohio corporation and a wholly owned subsidiary of the Borrower.
          “Affiliate” means any Person directly or indirectly controlling or under common control with another Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” means this Purpose and Ability Line of Credit Agreement, as from time to time amended.
          “Banking Day” means a day on which the Bank is open for business.
          “Borrowing Date” is defined at Section 2.3.3.
          “Contractual Obligation” means, for any Person, any obligation, covenant, or condition contained in (a) any evidence of Indebtedness, (b) any agreement or instrument under or pursuant to which any evidence of Indebtedness has been issued, or (c) any other agreement, instrument or Guaranty, in each case to which such Person is a party or by which such Person or any of its assets or properties are bound.
          “Default” means any condition or event which constitutes an Event of Default or which would become an Event of Default with the giving of notice or the lapse of time or both (unless cured or waived).
          “End of the Credit” means the date on which the outstanding balance of the Total Facility becomes due and payable, whether by acceleration, maturity or otherwise.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Euro Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents).
          “Event of Default” has the meaning set forth in Section 7.1.
          “Financial Statements” means the most recent financial statements of the Borrower that have been furnished to the Bank pursuant to Section 4.2.
          “GAAP” means generally accepted accounting principles in the United States in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or other body existing from time to time which is authorized to establish or interpret such principles.
          “Guaranty” means, at any date, for any Person, all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, Leases, dividends or other obligations (the “Prime Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such a particular Person (a) to purchase such Prime Obligations of the Primary Obligor or any properties or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Prime Obligations or (ii) to maintain working capital or equity capital or any other balance sheet condition of the Primary Obligor for the purchase or payment of such Prime Obligations, (c) to Lease property or to purchase property, securities or services from the Primary Obligor primarily for the purpose of assuring the owner of such Prime Obligations of the ability of the Primary Obligor to make payment of such Prime Obligations or (d) otherwise to assure the owner of such Prime Obligations against loss in respect thereof.
          “Indebtedness” means, for any Person (a) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services (except for unsecured trade payables incurred in the ordinary course of business on normal and reasonable terms), (b) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which such Person has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, Accounts) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or other obligations, (d) all direct or contingent obligations of such Person in respect of letters of credit, and (e) all Lease obligations which have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of such Person as lessee.
          “Interest Period” means, (a) for Standard LIBOR Loans, each one, two or three month period, each effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month or (b) for Overnight LIBOR Loans, each day. In no event shall the Borrower be permitted to select an Interest Period that ends after the Maturity Date.
          “Interest Rate” means either (a) the Prime Rate in effect from time to time minus sixty-two and one-half (62.5) basis points, (b) the Standard LIBOR plus 125 basis points or (c) the Overnight LIBOR plus 125 basis points, as selected by the Borrower.
          “Investment” in any Person means: (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, and (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or other extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guaranty of, or other contingent obligation with respect to, Debt or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
          “Lease” means any lease or other agreement (however denominated) providing for the use by one Person of real or personal property owned by another Person (or, the entering into such a lease or agreement).
          “LIBOR” means the offered rate for U.S. Dollar deposits of not less than $100,000 for a period of time equal to the applicable Interest Period as of 11:00 A.M. City of London, England time two London Banking Days prior to the first date of the applicable Interest Period as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on the Telerate System (“Telerate”), Page 3750, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate (the “Index”). Each change in the LIBOR to be charged will become effective without notice on the commencement of each Interest Period.
          “LIBOR Banking Days” means days which are both Banking Days and London Banking Days.
          “Lien” means any mortgage, deed of trust, lien, charge, security interest (including, without limitation, a purchase money security interest as such term is defined in Section 9-107 of the UCC) or encumbrance of any kind upon, or pledge of, any property or asset, whether now owned or hereafter acquired, and includes the acquisition of, or agreement to acquire, any property or asset subject to any conditional sale agreement or other title retention agreement, including a Lease on terms tantamount thereto or on terms otherwise substantially equivalent to a purchase.

          “Line of Credit Commitment” means $20,000,000.
          “Line of Credit Loan” means a Loan made pursuant to the Line of Credit.
          “Line of Credit Notes” has the meaning set forth in Section 2.4.1.
          “Line of Credit” means up to $20,000,000 of credit, available on a revolving basis, to provide working capital support to the Borrower and funding for the acquisition of assets pursuant to the Notes, as well as any other uses otherwise permitted hereunder.
          “Loan” means any Line of Credit Loan or other advance made by the Bank to or on behalf of the Borrower pursuant to the Loan Documents.
          “Loan Documents” means this Agreement, the Notes issued hereunder , and any amendment or modification of the same.
          “London Banking Days” means days on which dealings are carried out in the London Interbank Market.
          “Maturity Date” means June 30, 2007.
          “Notes” means the Line of Credit Notes issued by the Borrower to the Bank from time to time hereunder.
          “Obligations” means (a) the obligations of the Borrower to the Bank under this Agreement and the Line of Credit Notes, (b) the obligations of the Borrower to the Bank under the remaining Loan Documents, (c) all costs and expenses incurred by the Bank in the collection or the enforcement of any such obligations of the Borrower, including, without limitation, reasonable attorneys’ fees and legal expenses, and (d) all other obligations of the Borrower to the Bank, created, arising, or evidenced pursuant to any Loan Document, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due.
          “Overnight LIBOR” means the LIBOR quoted by the Bank as its “Overnight” rate.
          “Permitted Lien” means any Lien described in the exceptions to Section 5.17.
          “Person” means any individual, sole proprietorship, partnership, joint venture, corporation, trust, unincorporated organization, government (or any department, agency, instrumentality or political division thereof) or any other entity.
          “Plan” means any plan, benefit or program of benefits or perquisites which has been or is currently being provided to one or more employees or which may in the future be established, maintained, or contributed to by the Borrower (or in which the Borrower or any of their employees participate, which provides benefits to employees or former employees of the Borrower), including any “employee benefit plan” as defined in ERISA, any payroll practice or personnel policy, and any system of governmental or other benefits to the cost of which the Borrower contribute by any means.

          “Prime Rate” means the interest rate publicly announced from time to time by the Bank as representing the prime rate. The prime rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors.
          “Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.
          “Request Date” means the day (a) at least three LIBOR Banking Days before the Borrowing Date of a Standard LIBOR Loan (as defined in Section 2.2) or (b) at least two Banking Days before the Borrowing Date of an Overnight LIBOR Loan or a Prime Rate Loan (as such terms are defined in Section 2.2).
          “Requirement of Law” means, for any Person, any term, condition, or provision of any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government, domestic or foreign and any ruling of any arbitrator to which such Person is a party or by which such Person or any of its assets or property is bound or affected or from which such Person derives benefits, and, if such Person is a corporation, its charter documents and by-laws.
          “Subsidiary” means any Person of which the Borrower’s shall own, at the time as of which any determination is being made, directly or indirectly through a Subsidiary, such number of the outstanding shares of capital stock or other evidences of beneficial interest having ordinary voting power to elect a majority of the Board of Directors, or other similar governing body, of such Person.
          “Standard LIBOR” means the LIBOR quoted by the Bank for Interest Periods of one, two or three months, as provided herein.
          “SEC” means the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.
          “Total Facility” means the sum of then-current outstanding principal balance of all Line of Credit Loans plus any other Obligations owing hereunder.
          “UCC” means the Uniform Commercial Code as in effect on the date of this Agreement and as the same may be supplemented or amended from time to time hereafter, of any state or states having jurisdiction from time to time pursuant to Section 9-103 thereof.
          1.2. Rules of Construction. All accounting terms used in the Loan Documents not otherwise specifically defined in the Loan Documents shall be construed in accordance with GAAP. Any other term not specifically defined in the Loan Documents shall be construed in accordance with the meaning for such terms under the UCC in effect from time to time in the State of Ohio. The meaning of any defined term used in the Loan Documents shall apply equally to the singular, plural and other forms of the term defined.
     Section 2. Total Facility; Interest and Fees.
          2.1. Line of Credit Loans The Bank agrees, subject to and on the terms and conditions set forth in the Agreement, to make Line of Credit Loans on behalf of the Borrower from time to time in principal amounts at any one time outstanding in an amount not to exceed the Line of Credit Commitment; provided, however, that, during the continuance of an Event of Default, the Bank may refuse to fund a request for a Line of Credit Loan at any time in its sole and absolute discretion. Subject to the remaining terms and conditions of the Agreement, the

Borrower may borrow, repay and reborrow the revolving portions of the Line of Credit from the Bank at any time or from time to time from the date of the Agreement until the End of the Credit.
          2.2. Line of Credit; Default Interest; Commitment Fee; Other Fees.
               2.2.1. The Borrower shall pay interest on the unpaid principal balance of all Line of Credit Loans, up to the amount of the Total Facility, at a fluctuating rate per annum equal to (a) the Interest Rate, from the date of the Agreement until and including the date an Event of Default occurs and (b) thereafter during the continuation of such Event of Default, the Interest Rate plus 300 basis points.
               2.2.2. The Borrower will pay a facility fee of $1,750 upon the execution of this Agreement.
          2.3. Loans.
               2.3.1. Forms of Loans. Each Line of Credit Loan shall, at the election of the Borrower, be made in federal funds or other immediately available money of the United States, either in the form of (i) a Prime Rate Loan for which the Interest Rate will be established with reference to the Prime Rate (the “Prime Rate Loans”); (ii) a Standard LIBOR Loan for which the Interest Rate will be established with reference to the Standard LIBOR (the “Standard LIBOR Loans”); or (iii) an Overnight LIBOR Loan for which the Interest Rate will be established with reference to the Overnight LIBOR (the “Overnight LIBOR Loans” and, collectively with the Standard LIBOR Loans, the “LIBOR Loans”). Each LIBOR Loan, upon the maturity of the applicable Interest Period, at the Borrower’s election, may be continued as an Overnight LIBOR Loan, a Standard LIBOR Loan with a new Interest Period or converted to a Prime Rate Loan, all as described in Section 2.3.3 below. Each Prime Rate Loan at any time at the Borrower’s election may be converted to a LIBOR Loan as described in Section 2.3.3 below. Each LIBOR Loan shall be in the initial principal amount of at least U.S. $250,000. The Borrower shall not be permitted to have more than six (6) LIBOR Loans outstanding hereunder at any one time for all the Loans outstanding.
               2.3.2. Availability of Loans. The Bank will make available to the Borrower each Line of Credit Loan by wire transfer to an account designated by Borrower on the Borrowing Date requested by the Borrower.
               2.3.3. Borrowing Procedures.
                    (a) Except as otherwise provided herein, each Line of Credit Loan shall be made pursuant to the Borrower’ draw certificate which shall be delivered to the Bank on the Request Date and shall specify (in addition to any other information requested by the Bank) (i) the total amount of the Loan; (ii) whether the Loan is to be a Prime Rate Loan, an Overnight LIBOR Loan or a Standard LIBOR Loan; (iii) the borrowing date (the “Borrowing Date”), which shall be a Banking Day in the case of a Prime Rate Loan or a London Banking Day in the case of a LIBOR Loan; (iv) in the case of a LIBOR Loan that the Bank quote to the Borrower on the Borrowing Date the LIBOR for Loans outstanding for an Interest Period or the Overnight LIBOR; (v) the proper form of executed Line of Credit Note in the amount of the requested Line of Credit Loan; (vi) the purpose of the Loan and (vii) the maturity date of the Loan; provided, however, that the maturity date for each loan may not be later than six months after the Borrowing Date. Requests for Prime Rate Loans shall be made prior to 3:00 p.m. on the Borrowing Date. Requests for LIBOR Loans shall be made by 12:00 noon on the Request Date.

                    (b) In the case of a request for a LIBOR Loan, the Bank shall, no later than 11:00 a.m. on the Borrowing Date, notify the Borrower of the LIBOR applicable for the Interest Periods requested by the Borrower. The Borrower shall, no later than 12:00 Noon on the Borrowing Date, give notice by telephone confirmed by fax or otherwise in writing to be received by the Bank on the Borrowing Date, to the Bank whether it wishes (i) to complete such borrowing in the form of a LIBOR Loan and if so, the Interest Period; (ii) to make such borrowing, as a Prime Rate Loan or (iii) to cancel its request for a Line of Credit Loan. Failure by the Borrower to deliver such notice by 12:00 Noon on the Borrowing Date shall constitute cancellation of such request.
                    (c) For the purpose of computing the available portion of the Line of Credit Commitment, the Bank shall have the right, in its sole discretion, to treat as outstanding Line of Credit Loans under the Agreement the aggregate amount of (i) the drawn amount of outstanding letters of credit (if any) issued from time to time by the Bank directly or indirectly for the benefit of the Borrower (except letters of credit satisfactorily secured by certificates of deposit of the Bank), (ii) the unpaid principal amount of outstanding drafts accepted by the Bank in connection with any such letters of credit, and (iii) the unpaid amount of any interest, fees, costs or expenses otherwise then due and payable under the Loan Documents (to the extent for which the Bank has not established reserves).
                    (d) The records of the Bank regarding loans, charges and payments shall be deemed to be correct, accurate and binding on the Borrower and an account stated (except for adjustments made as provided in Section 6.2 hereof and corrections of errors discovered by the Bank) in the absence of manifest error.
          2.4. The Line of Credit Notes; Interest.
               2.4.1. Form of Line of Credit Notes. Each Line of Credit Loan made by the Bank shall be evidenced by a promissory note in the form attached hereto as Exhibit 2.4.1 (a “Line of Credit Note”), payable to the order of the Bank, executed by a duly authorized officer of the Borrower and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of the Line of Credit Loans made by the Bank, with interest thereon as prescribed in this Section 2. Each Line of Credit Note shall (a) be dated it is executed, (b) be stated to mature on the earlier of (i) the Maturity Date or (ii) the date 180 days after the issuance of the Line of Credit Note; and (c) bear interest at the applicable Interest Rate per annum as provided in, and payable as specified in this Section 2.4. Each Line of Credit Loan made by the Bank and each payment made on account of principal or interest on the Line of Credit Notes shall be recorded by the Bank on its books and records in the usual and ordinary course of business; provided, however, that the failure of the Bank to make such recordation shall not limit or otherwise affect the obligations of the Borrower under the Line of Credit Notes.
               2.4.2. Interest on Prime Rate Loans. Subject to Section 2.2 hereof, each Prime Rate Loan shall bear interest on the unpaid principal balance thereof for each day from the day such Prime Rate Loan is made until it becomes due, at a fluctuating rate per annum equal to the Interest Rate. Interest on all Prime Rate Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Any change in the Interest Rate on a Prime Rate Loan due to a change in the Prime Rate shall take effect at the opening of business on the date of such change in the Prime Rate. Interest on the Prime Rate Loans shall be payable monthly on the last Banking Day of each month.

               2.4.3. Interest on LIBOR Loans. Subject to Section 2.2 hereof, each LIBOR Loan shall bear interest on the outstanding principal amount of such LIBOR Loan for each day from the day such LIBOR Loan is made until it becomes due, at a rate per annum equal to the Interest Rate. The Borrower shall pay, with respect to each LIBOR Loan, such additional amounts as shall be determined pursuant to Section 2.5; provided, however, that there shall be no “breakage” fees for Overnight LIBOR Loans. Interest on LIBOR Loans shall be payable on the last Banking Day of each month. Interest on all Standard LIBOR Loans shall be calculated on the actual number of days elapsed over a year of 360 days. Interest on all Overnight LIBOR Loans shall be calculated on the actual number of days elapsed over a year of 360 days.
               2.4.4. Additional Interest. For so long as the Bank maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the Interest Rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents) which the Bank determines in good faith to be legally required, and as a result the cost to the Bank of making or maintaining its LIBOR is determined by the Bank in good faith to have increased, then the Bank may require the Borrower to pay, contemporaneously with each payment of interest on any LIBOR Loan of the Bank, additional interest on such LIBOR Loan at a rate per annum equal to (a)(i) the applicable LIBOR divided by (ii) one minus the Euro Reserve Percentage minus (b) the applicable LIBOR.
               2.4.5. Withholding Taxes. All principal, interest and fee payments made by the Borrower under the Line of Credit Notes shall be in such amounts that the Bank shall receive all amounts owing thereunder and hereunder free and clear of any foreign or domestic withholding taxes, fees or other charges of any foreign or domestic taxing authority.
               2.4.6. Interest Rates. In no event whatsoever shall the Interest Rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event a court determines that the Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Bank shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.
               2.4.7. Failure to Elect Interest Option. Whenever any Interest Period for a Loan which is a Standard LIBOR Loan expires, and the Borrower have failed to provide the Bank with notice of their election to continue such Loan as a LIBOR Loan in accordance with the provisions of this Agreement such Loan automatically shall convert to and become a Prime Rate Loan hereunder effective as of the first day after the end of such Interest Period.
          2.5. Prepayments and Right to Reborrow. Outstanding Line of Credit Loans may be prepaid at any time without premium or penalty other than breakage fees resulting from the prepayment of a Standard LIBOR Loan prior to the last day of the Interest Period therefor. No prepayment shall affect the Borrower’ right to reborrow from the Bank before the Maturity Date. As used in the Section 2.5, “breakage fees” means an amount equal to the excess, if any, of (i) the Standard LIBOR rate that otherwise would have accrued under this Agreement on the principal amount so prepaid for the period from the date of such prepayment to the last day of the then current Interest Period for such Line of Credit Loan (the “Interim Period”) over (ii) the amount of interest that otherwise would have accrued on such principal amount at the then Standard LIBOR rate for such Interim Period determined as of the date of such prepayment.

          2.6. Principal. The principal of the Line of Credit Loans shall be due and payable on the earlier of (a) the day 180 days after the date a Line of Credit Loan has been made, (b) the Maturity Date or (c) the End of the Credit. This Agreement shall remain in effect until the Obligations are fully paid and the Borrower has fully performed under the Loan Documents. All overdue interest accruing on each Loan under this Agreement and the Line of Credit Note shall automatically be converted to principal.
          2.7. Set Offs. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right in addition to all other rights and remedies available to it, and regardless of the sufficiency of any of collateral (if any) or of the other rights and remedies so available, to set off against any of the Obligations, whether matured or unmatured, all amounts owing to the Borrower by the Bank, whether or not then due and payable, in a deposit account with the Bank or the Bank’s Affiliates and all other funds or property of the Borrower on deposit with or otherwise held by or in the custody of the Bank or the Bank’s Affiliates for the beneficial account of the Borrower, whether solely in the name of or for the benefit of the Borrower or jointly in the name of or for the benefit of the Borrower and any other Person, all without notice to or demand on the Borrower or any other Person, all such notices and demands being hereby expressly waived. The Borrower hereby confirms the Bank’s right of banker’s Lien or set off and nothing in any of the Loan Documents is deemed to be a waiver or prohibition of the exercise by the Bank of such right of banker’s Lien or set off.
          2.8. Payments and Endorsements.
               2.8.1. Except as otherwise effected pursuant to Section 2.8.2 below, the Borrower shall make all payments of principal, interest, fees and other expenses due and payable under the Loan Documents to the banking office of the Bank specified on the signature page, for the account of the Bank in immediately available funds. All Line of Credit Loans made by the Bank to the Borrower pursuant to the Agreement and all payments made on account of principal and interest on the Line of Credit Notes may be recorded by the Bank on its books and records; such recordation to constitute conclusive evidence in the absence of manifest error of the amount of such Loans and payments.
               2.8.2. The Borrower hereby authorizes the Bank, upon the occurrence and during the continuance of an Event of Default, to charge against the Borrower’s accounts (if any), as from time to time due and payable to the Bank under the Loan Documents (a) all accrued interest and (b) all fees, costs or expenses otherwise due and payable to the Bank under the Loan Documents or otherwise.
               2.8.3. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day which is not a Banking Day, such payment shall become due on the next succeeding day which is a Banking Day and such extension of time shall be included in the computation of the amount to be paid.
          2.9. Use of Proceeds. The Borrower shall use the proceeds of all Line of Credit Loans solely (a) to fund acquisitions permitted hereunder, and (b) general working capital purposes, to the extent any use therefor is not prohibited by the remaining terms and provisions of the Loan Documents.
          2.10. Cancellation. The Borrower shall have the option at all times to permanently cancel the Total Facility, and terminate the Agreement, in whole or in part, by giving the Bank not less than 90 days prior written notice of the effective date and amount of such cancellation. Any such cancellation shall be irrevocable by the Borrower. On the effective date of any such cancellation, the Borrower shall pay to the Bank an amount equal to the aggregate principal then outstanding under the Line of Credit Notes, together with all interest payable with respect thereto which is accrued and unpaid as of the effective date of any such cancellation, in addition to any fee owing under Section 2.2.2 hereof. Any complete cancellation of the Total Facility shall constitute a termination of the Agreement.
          2.11. Additional Provisions and Limitations Relating to LIBOR Loans.
               2.11.1. Additions. The additional provisions and limitations set forth below shall apply with respect to LIBOR Loans:
                    (a) Deposits Unavailable. If the Bank shall, in good faith and for reasons beyond its control, determine that it is unable to reasonably ascertain the LIBOR or that the Bank is unable to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a LIBOR Loan, the Bank shall promptly notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such unavailability no longer exist (which the Bank shall do upon receiving notice thereof), the obligations of the Bank to make LIBOR Loans shall be suspended. In such event, the Borrower may request a Prime Rate Loan of like amount without regard to the notice requirement of Section 2.3 or may cancel such request.
                    (b) Illegality. The obligation of the Bank to make LIBOR Loans hereunder shall be suspended (to the extent necessary to remove such illegality or impossibility) if any change in any law, treaty, rule or regulation, or in any interpretation thereof by any governmental authority charged with its administration (whether or not having the force of law) including, without limitation, exchange controls, shall, in the sole opinion of the Bank, make it unlawful or impossible for the Bank to comply with its obligation to make or maintain any LIBOR Loan hereunder for the duration of such illegality. The Bank shall promptly notify the Borrower in writing of such suspension and the reasons therefor, whereupon until the Bank gives notice to the Borrower that such illegality ceases to exist, the obligations of the Bank to make LIBOR Loans shall be suspended. The Borrower shall, upon receipt of notice from the Bank, either (i) repay in full (or to the extent necessary to remove such illegality or impossibility) the outstanding principal amount of all such LIBOR Loans, plus accrued interest thereon or (ii) convert the applicable Interest Rate payable with respect to such Loan to the Interest Rate payable on a similar Prime Rate Loan (to the extent such rate is not illegal).
                    (c) Change in Law. If the Bank has LIBOR Loans outstanding and there shall occur any change in applicable law, treaty, rule, regulation or in any interpretation thereof by any governmental authority charged with its administration (whether or not having the force of law) (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the LIBOR Loans or changes in the basis of taxation of payments on such Loans, or (iii) which, if the LIBOR Loans made hereunder by such Bank were to have been matched with Eurodollar deposits corresponding in amounts to such LIBOR Loans and having maturity dates which are the same as such LIBOR Loans regardless of whether or not such LIBOR Loans are in fact so matched, increases the cost to such Bank of making or maintaining the LIBOR Loans hereunder or reduces the amount of any payments (whether of principal, interest, or otherwise) receivable by such Bank as to any LIBOR Loans or requires such Bank to make any payment on or calculated by reference to the gross amount of any sum received by it as to such LIBOR Loans, then:

                         (A) the Bank shall promptly notify the Borrower of the occurrence of such event;
                         (B) the Bank shall promptly deliver to the Borrower a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding LIBOR Loan; and
                         (C) upon receipt of such certificate from the Bank, the Borrower shall pay to the Bank, within 10 days, the amount or amounts of such additional cost with respect to such outstanding LIBOR Loan as additional compensation hereunder. In addition to the obligations of the Bank specified above, the Bank shall, if possible, notify the Borrower of any official proposals issued by legislative or regulatory authorities that would cause such changes.
               (d) Certificate as to Payment. The certificate of the Bank as to the additional amounts payable pursuant to Section 2.11.1(c) delivered to the Borrower shall be deemed to be correct unless such amounts are unreasonable in light of the circumstances or if the Borrower is able to prove that the Bank has made a mistake. The protection of this Section 2.11.1(d) shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. However, if the Borrower has made a payment of any additional amounts pursuant to Section 2.11.1(c) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Bank, then the Bank shall refund to the Borrower an amount equal to such reduction in the amount of increased cost.
               (e) Substitution. If the Borrower is required to pay to the Bank any additional amounts pursuant to Section 2.11.1(c), the Borrower shall be entitled upon giving the Bank not less than five days’ written notice, in addition to their other rights, to prepay all or any portion of an outstanding LIBOR Loan with respect to which such additional amounts of payment are required (any prohibition against prepayment of such Loans herein contained to the contrary notwithstanding) by substituting a Prime Rate Loan of equal principal amount for all or any such portion of the Loan. All such prepayments shall be accompanied by payment of interest accrued to the date of such prepayments. As a condition of such prepayments, the Bank shall notify the Borrower, and the Borrower shall promptly pay to the Bank such amount or amounts as in the reasonable good faith business judgment of the Bank will compensate the Bank for any loss, premium or penalty incurred by it because of such prepayment.
               (f) Increased Costs. In addition to the other amounts payable hereunder, the Borrower shall pay to the Bank such additional amounts as shall compensate the Bank for increased costs beyond Bank control, which the Bank reasonably and in good faith, determines to be allocable to its LIBOR Loans; provided, however, that the Bank has notified the Borrower as soon as possible regarding the need to assess such costs and has provided the Borrower an opportunity to switch from LIBOR pricing to an alternative index. Additional amounts payable under this Section 2.11.1(f) shall be paid by the Borrower to the Bank on the maturity of the respective LIBOR Loans, subject to receipt by the Borrower from the Bank of a certificate showing the amount, describing the reasons therefor and certifying to the correctness thereof.
               (g) Interest Period. With respect to LIBOR Loans, if the Interest Period selected by the Borrower (i) ends on a day which is not a LIBOR Banking Day, the period so selected shall be extended to the next succeeding LIBOR Banking Day unless such LIBOR

Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Banking Day; or (ii) begins on the last LIBOR Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the period so selected shall end on the last LIBOR Banking Day of the calendar month at the end of the Interest Period; provided, however that notwithstanding (i) or (ii) above, no period may be selected which ends after the Maturity Date.
               2.11.2. Limitation. Charges or additional expenses or otherwise to Borrower under Sections 2.4.5 or 2.11.1 shall be subject to the conditions that each is (a) the subject of written notice given to Borrower by the Bank within a reasonable time after the Bank determines that the same may exist; (b) the result of a change in law or regulation or official interpretation thereof occurring after the date hereof and (c) not reflected in the determination of any other rate or charge hereunder.
               2.11.3. Statement. The Bank’s written statement to the Borrower that items under or covered by this Section 2.11 are properly chargeable to Borrower under this Agreement, the general nature of those charges, and the amount thereof shall be deemed to be correct, unless the same are not reasonable or Borrower is able to identify any mistakes thereto.
          2.12. Confidentiality. The Bank shall take reasonable steps to maintain the confidentiality of any information about the Borrower the Bank receives from the Borrower; provided, however, that the Bank shall be entitled to share any and all information regarding the Borrower, or the Loan Documents with (a) its employees and attorneys, accountants and appraisers if required by applicable law or in connection with the negotiation or enforcement of this facility, (b) any regulatory or government official of any regulatory or governmental agency having authority over the Bank, upon a request by such official acting in such capacity, and (c) any Person with a court or arbitral order requiring the Bank to disclose such information.
     Section 3. Conditions of Borrowing.
          3.1. All Loans. The Borrower covenants that (a) at the time of disbursement of each Line of Credit Loan, the following statements shall be correct, and the receipt of each Line of Credit Loan shall be deemed to constitute the Borrower’s certification that: (i) the Borrower is in compliance with all of the provisions of the Loan Documents with which it is to comply; (ii) the representations and warranties contained in the Loan Documents are true and correct as of the date of such Line of Credit Loan as though made on and as of such date and (iii) after giving effect to such Line of Credit Loan, the aggregate amount of all Line of Credit Loans outstanding does not exceed the Line of Credit Commitment, and (b) the Borrower shall have timely delivered to the Bank evidence with respect to the Borrower or any other Person as the Bank may reasonably request to establish the consummation of the transactions contemplated by the Agreement, the taking of all corporate proceedings in connection therewith, and compliance with the conditions set forth therein.
          3.2. Closing. On the date this Agreement is executed and as a condition precedent to receiving Line of Credit Loans hereunder, the Borrower shall provide to the Bank (a) resolutions authorizing the transactions contemplated by this Agreement, and an incumbency certificates from the Secretary of the Borrower, (b) audited financial statements of the Borrower in accordance with Section 4.2 for the year ended December 31, 2005 that are satisfactory in scope and content to the Bank, and (c) such other documents or information that the Bank may reasonably request.

     Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:
          4.1. Organization and Authority; Subsidiaries. The Borrower is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization (Delaware), with all requisite power and authority, corporate or otherwise, to execute, deliver and perform the Loan Documents and to carry on the business now conducted or presently proposed to be conducted by the Borrower. The Borrower is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction where such qualification is required, and is duly empowered, authorized, qualified and licensed under all applicable Requirements of Law to own its properties and to carry on its business in the places and in the manner now conducted or presently proposed to be conducted except where failure to so qualify would not have a material adverse effect on the Borrower. During the preceding five years, the Borrower has not conducted business, been known by or used any corporate or fictitious name. The Borrower has taken all corporate action required to make all the provisions of the Loan Documents the valid and enforceable obligations they purport to be. The Borrower has no Subsidiaries except for Advantage Bank and Camco Title Company.
          4.2. Financial Statements. The Borrower has delivered to the Bank a complete copy of the most recent consolidated financial statements of the Borrower. The Borrower has no Indebtedness of any nature, except to the extent reflected (in a note or otherwise) and reserved against in the Financial Statements or otherwise disclosed to the Bank. The Borrower knows of no basis for the assertion against it of any Indebtedness of any nature not fully reflected and reserved against in the Financial Statements or otherwise disclosed to the Bank.
          4.3. Business Activities. Since the date of the Financial Statements, there has been no material adverse change in the business or assets or the condition, financial or otherwise, of the Borrower, and the Borrower has not entered into any material transaction outside of the ordinary course of business, except as previously disclosed in writing to the Bank.
          4.4. Title to Property. The Borrower has good, indefeasible and marketable title to all the property and assets reflected as being owned by it on the Financial Statements (except for assets disposed of in the ordinary course of business since the date of the Financial Statements), and the Borrower is not subject to a claim which has been asserted or, to the Borrower’s knowledge, which is contemplated but has not yet been asserted by another Person of infringement of patent, trademark, copyright or any other intellectual property right based on the operation of the Borrower’s business, or otherwise. The Borrower owns or possesses all patents, trademarks, service marks, trade names, copyrights and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of its business. None of the assets or property of the Borrower, the value of which is reflected in the Financial Statements, is held by the Borrower as lessee or conditional vendee, or pursuant to a title retention agreement of any kind, except as set forth in said Financial Statements or the notes relating thereto. Other than as set forth on Schedule 4.4, no financing or continuation statement which names the Borrower as debtor has been filed in any state or other jurisdiction except as provided for herein, and the Borrower has not agreed or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien. Each Lease of a material parcel of real estate or a material item of personal property to which the Borrower is a party as lessee is valid, binding, and enforceable by the Borrower in accordance with its terms, entitles the lessee to undisturbed possession of the real estate or personal property covered thereby during the full term thereof and no event of default thereunder or event which with the giving of notice or lapse of time or both would constitute an event of default thereunder has occurred.
          4.5. Litigation. There is no action, suit or proceeding at law or in equity or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened, affecting the Borrower or any property or rights of the Borrower, nor is there any basis therefor, except such actions, suits or proceedings which, could not reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against or binds the Borrower which could reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower.
          4.6. No Legal Obstacle to Agreement. The execution, delivery and performance of the Loan Documents, the consummation of any transactions herein or therein referred to or contemplated and the fulfillment of the terms thereof (a) do not and will not materially conflict with, or result in a material breach or violation of, or constitute a default (i) under any Requirement of Law on the part of the Borrower to be performed, observed or fulfilled or (ii) in the performance, observance, or fulfillment of any obligation, covenant or condition contained in any material Contractual Obligation of the Borrower (or by which any of its properties is bound), or (b) but for any requirement of notice or lapse of time or both, would constitute an event of default by the Borrower under any material Contractual Obligation of the Borrower (or by which any of its properties is bound), or (c) do not result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.
          4.7. Burdensome Obligations. No Requirement of Law or Contractual Obligation binding upon the Borrower materially adversely affects (a) the business, properties or assets, operations or condition (financial or otherwise) of the Borrower, or (b) the ability of the Borrower to perform the Loan Documents. The Borrower is not in default under any material Contractual Obligation or Requirement of Law so as to materially affect adversely the business or assets or the condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform under the Loan Documents.
          4.8. ERISA. Based upon ERISA and the regulations and published interpretations thereunder, the Borrower and all Plans are (a) fully funded, or full accruals have been made for any liabilities, and (b) in compliance in all respects with the applicable provisions of ERISA. No condition (financial or otherwise) exists and no event has occurred with respect to any Plan of the Borrower which would subject such Plan to termination under ERISA. No Reportable Event with respect to any Plan of the Borrower has occurred and is continuing. The Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation other than for premiums not yet due and payable.
          4.9. Binding Obligation. The Loan Documents are (or, when executed by the appropriate officer or officers of the Borrower, will be) legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. No default of any of the Loan Documents exists.
          4.10. Insurance. All of the properties and operations of the Borrower of a character usually insured by Persons of established reputation engaged in the same or a similar business similarly situated, and all of its assets are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in the amounts customarily insured against by such Persons; and the Borrower carries, with such insurers in customary amounts, such other insurance, including public and product liability insurance, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.
          4.11. Margin Activity. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as is now and may from time to time hereafter be in effect), and no part of the proceeds of any Line of Credit Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any Indebtedness incurred for any such purpose.
          4.12. Disclosure. Neither this Agreement nor any other agreement, instrument or certificate (including, but not limited to, any accounts receivable aging report) contemplated by or made or delivered pursuant to or in connection with the Loan Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          4.13. Taxes. The Borrower has filed or caused to be filed on a timely basis all tax returns which are required to be filed in accordance with any Requirement of Law, and have, or caused to be, timely paid, all taxes as shown on such returns or on any assessment received by the Borrower, as well as all other taxes, assessments, fees, liabilities or other charges imposed upon the Borrower or any of its properties by any governmental authority, except for any taxes, assessments, fees, liabilities or other charges which are being contested in good faith and with respect to which adequate reserves have been established in accordance with GAAP. The Financial Statements contain as of the date thereof reserves or provisions which are believed by the chief financial officer of the Borrower to be adequate for the payment of all taxes for any periods ending on or prior to the date thereof.
          4.14. No Governmental Approvals. No authorization, consent, approval, or exemption of, or registration, qualification or filing with, any governmental authority is required to permit the execution, delivery and performance by the Borrower of the Loan Documents, except for the filing of financing statements and termination statements as may be required by the Loan Documents. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          4.15. Investments, Loans and Advances. Except for the State of Ohio/Ohio Capital Corporation housing program, the Borrower (a) except as disclosed on the Financial Statements, is not a general partner in any partnership or a member in any joint venture, (b) does not own or hold the assets, stocks, bonds, notes or other evidence of indebtedness or any other security of any Person other than as disclosed on the Financial Statements, (c) has not made any loans, advances or capital contributions to any Persons presently outstanding other than as disclosed on the Financial Statements, nor (d) is not under any Contractual Obligation relating to commodity futures, financial futures or similar investments other than as disclosed on the Financial Statements.
          4.16. Books and Records. All books and records of the Borrower are accurate, complete and maintained in accordance with GAAP.

          4.17. Solvency. The Borrower is able to meet its debts as they become due. The present fair saleable value of the property and assets of the Borrower is greater than the amount required to pay all Indebtedness of the Borrower, including the Indebtedness incurred under this Agreement. The Borrower has capital sufficient to conduct its business.
          4.18. Capitalization. The authorized common and preferred stock of Advantage Bank is as set forth on Schedule 4.18 (the “Company Equity”). All of the Company Equity has been validly issued to the Borrower and is fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights (including, without limitation, preemptive rights) or other agreements or commitments of any nature (collectively, “Equity Rights”) relating to any equity of Advantage Bank (including, without limitation, the Company Equity).
     Section 5. Covenants. Until all Line of Credit Loans and other sums due and owing hereunder to the Bank have been paid in full and the Borrower no longer has any right to borrow hereunder, the Borrower covenants as follows:
          5.1. Insurance.
               5.1.1. The Borrower will keep insured by financially sound and reputable insurers, all properties and operations of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.
          5.2. Reports.
               5.2.1. The Borrower shall furnish to the Bank as soon as practicable after the end of each of the fiscal months in each fiscal quarter of the Borrower, and in any event within 45 days thereafter, (a) a copy of the Federal Deposit Insurance Corporation Call Report (and any subsequent amendments thereto) for such quarter and (b) the Borrower’s Report on Form 10-Q filed with the SEC.
               5.2.2. The Borrower shall furnish to the Bank as soon as practicable after the end of each fiscal year of the Borrower, and in any event within 120 days thereafter, the Borrower’s Report on Form 10-K filed with the SEC. On each occasion on which the Borrower is required to furnish any such Financial Statements, the Borrower shall also furnish to the Bank the certificate of the chief executive officer or the chief financial officer of the Borrower that such officer has caused the provisions of the Agreement to be reviewed and, after reasonable investigation, has no knowledge that any Default exists or has occurred, or, if any Default exists or has occurred, or, if such officer has such knowledge, a statement specifying the nature thereof, and an explanation of what action the Borrower has taken, are taking or proposes to take with respect thereto.
          5.3. Additional Reports. The Borrower will or, at the Bank’s request and (i) at the Bank’s expense prior to the occurrence and continuance of an Event of Default or (ii) at the Borrower’ expense after the occurrence and during the continuance of an Event of Default, will cause independent certified public accountants of recognized standing reasonably acceptable to the Bank to furnish to the Bank at any time and from time to time, promptly upon the Bank’s request, such reports with respect to the Borrower as the Bank may reasonably request including, without limitation reconciliations to the most recent financial statements and certificates delivered to the Bank. The Borrower shall furnish to the Bank any information regarding its business affairs and financial condition within a reasonable time after receipt of a request therefor.
          5.4. Indebtedness. Except as set forth on Schedule 5.4, the Borrower shall not incur or suffer to exist any Indebtedness except (a) Indebtedness of the Borrower arising under the Loan Documents or otherwise owing to the Bank, (b) Indebtedness owing to others in an aggregate amount that does not exceed at any time $5,000,000, (c) Indebtedness disclosed on the Financial Statements as of the date hereof and any refinancings of such Indebtedness, and (d) Indebtedness that has been subordinated to the Obligations in a manner acceptable to the Bank.
          5.5. Affiliate Transactions. The Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of any material property or the rendering of any material service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower and upon fair and reasonable terms.
          5.6. Notice of Default. The Borrower shall promptly notify the Bank of any Default or Event of Default under any of the Loan Documents.
          5.7. Payment of Taxes, Etc. The Borrower shall promptly pay and discharge (a) all taxes, assessments, fees and other governmental charges or levies imposed upon it or upon any of its properties (including, without limitation, vehicles), income or profits before the same shall become delinquent, (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals, which, if unpaid, might by law become a Lien upon its properties, and (c) any Indebtedness heretofore or hereafter incurred by it when due, and discharge, perform and observe all covenants, provisions and conditions to be discharged, performed and observed in connection therewith, or in connection with any agreement or other instrument relating thereto or in connection with any Lien existing at any time upon any of its properties; provided, however, that the Borrower shall not be required to pay any of the foregoing if (x) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceeding, (y) the Borrower shall have set aside on its books in accordance with GAAP, adequate reserves with respect thereto and (z) the title of the Borrower to, and their right to use their properties, is not adversely affected thereby.
          5.8. Litigation. The Borrower will promptly give the Bank notice of:
               5.8.1. all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceeding, affecting the Borrower, except proceedings which, if could reasonably be expected a material adverse effect on the financial condition or operations of the Borrower or on the ability of the Borrower to perform its obligations hereunder or under any other Loan Documents or the enforceability of the Loan Documents or the rights and remedies of the Bank thereunder; or
               5.8.2. the issuance by any United States federal or state court or any United States federal or state regulatory authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of Loans pursuant hereto or the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint.
          5.9. Existence, Etc. The Borrower will:

               5.9.1. preserve and maintain its corporate existence and all of its material rights, privileges and franchises, and the existence and rights, privileges and franchises of Advantage Bank;
               5.9.2. comply with all Requirements of Law if failure to comply with such requirements would materially and adversely affect the financial condition or operations of the Borrower, or the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents, or the enforceability of any of the Loan Documents or the rights or remedies of the Bank thereunder;
               5.9.3. pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;
               5.9.4. maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and
               5.9.5. keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of the Bank, during normal business hours and upon five days prior notice to the Borrower, to examine, copy and make extracts from its books and records, to inspect its properties, all to the extent reasonably requested by the Bank.
          5.10. Prohibition of Fundamental Changes.
               5.10.1. Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) unless the Borrower shall be the continuing or surviving entity.
               5.10.2. The Borrower shall not purchase any shares of any class or classes of its capital stock or its other equity interests with the proceeds of any Line of Credit Loans.
               5.10.3. The Borrower shall not sell, Lease, assign, transfer or otherwise dispose of all or substantially all of its business or assets (including without limitation, its equity interest in Advantage Bank), whether now owned or hereafter acquired, except in the ordinary course of business.
          5.11. Limitation on Liens. Borrower shall not create, incur, assume or suffer to exist, any Lien upon its equity interest in Advantage Bank or any other subsidiary or bank acquired with the proceeds of a Line of Credit Loan hereunder.
     Section 6. Application of Moneys.
     6.1. Payments.
          6.1.1. The crediting of items deposited to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of the Borrower, whether or not the item is returned.
          6.1.2. Except as otherwise provided herein, all moneys which the Bank shall receive hereunder or otherwise, (a) prior to the occurrence and continuance of an Event of Default, shall be applied as directed by the Borrower, and (b) upon the occurrence and during the continuance of an Event of Default; shall be applied first, to the payment of any interest, fees or other costs accrued under the Line of Credit; second, to the payment or reimbursement of all advances, expenses and disbursements of the Bank (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, the Loan Documents, or in the collection of any of the Obligations; third, to satisfaction of the principal amount of the Obligations, in such order and in such manner as the Bank may direct; and, fourth, to or to the order of the Borrower, its successors or assigns, or as any court of competent jurisdiction may direct.
          6.2. Reserved Rights. The Bank shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Borrower makes a payment or payments to the Bank or the Bank receives any payment for the Borrower’s benefit, which payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or the part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Bank.
     Section 7. Events of Default.
          7.1. Events of Default. There shall exist an “Event of Default” if any of the following occurs:
               7.1.1. Any representation or warranty of the Borrower made in the Agreement shall prove to have been false or misleading in any material respect on the date as of which made.
               7.1.2. Any agreement, report, certificate, financial statement or other instrument or document referred to in and furnished to the Bank pursuant to the Agreement or the borrowings hereunder shall prove to have been false or misleading in any material respect on the date as of which delivered.
               7.1.3. A default in the payment of the principal hereunder or under any of the Line of Credit Notes, as and when due and payable that is not cured by payment within 30 days.
               7.1.4. A default in the payment of interest hereunder or under the Line of Credit Notes, as and when due and payable that is not cured by payment within 30 days.
               7.1.5. A default in the performance or observance of any of the covenants set forth in the Agreement to be performed or observed by the Borrower; provided, however, that no Event of Default shall have been deemed to occur if the Borrower shall have cured any default (other than a default of the provisions of Sections 5.6 or 5.11) under Section 5 within 30 days of the occurrence of such default.
               7.1.6. The existence of a Lien upon the Borrower’s equity ownership in Advantage Bank or any other subsidiary or bank acquired with the proceeds of a Line of Credit Loan hereunder.
               7.1.7. The Borrower (a) makes an assignment for the benefit of, or enters into any composition or arrangement with, creditors; (b) (i) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, custodian, trustee or liquidator of the Borrower of any substantial part of the properties of the Borrower, or (ii) authorizes such application or consent, or (iii) proceedings seeking such appointment shall be commenced against the Borrower without authorization, consent or application, and shall not have been alleviated within 90 days of such commencement; (c) (i) authorizes or files a voluntary petition in bankruptcy, suffers an order for relief under any federal bankruptcy law, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or (ii) authorizes such application or consent, or (iii) proceedings to such end shall be instituted against the Borrower without its authorization, application or consent and shall not have been alleviated within 90 days of the institution thereof; (d) permits or suffers all or any material part of its properties to be sequestered, attached, or subjected to a Lien through any legal proceeding or distraint which is not alleviated within 90 days of the commencement thereof; (e) generally does not pay its debts as such debts become due; or (f) conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud r its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.
               7.1.8. A failure of the Borrower to pay when due (but after the running of any applicable grace period) any Indebtedness (other than as evidenced by the Line of Credit Notes) owing by the Borrower or any interest or premium thereon, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, and such failure has a material adverse effect on the Borrower’s financial condition or operations, or the Borrower’s ability to perform its obligations hereunder.
               7.1.9. A failure of the Borrower to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than the Loan Documents) evidencing or securing or relating to any material Indebtedness owing by the Borrower required to be performed, if the effect of such failure is to accelerate the maturity of such Indebtedness, or to permit the holder or holders of such Indebtedness or the trustee or trustees under any such Indebtedness to cause such Indebtedness to become due prior to the stated maturity thereof, regardless of whether or not such failure to perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees, and such failure has a material adverse effect on the Borrower’s financial condition or operations, or the Borrower’s ability to perform its obligations hereunder.
               7.1.10. Any event of default occurs on the part of the Borrower under any other material agreement or instrument binding upon the Borrower; provided, however, in each case, that there has been satisfied any requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and such failure has a material adverse effect on the Borrower’s financial condition or operations, or the Borrower’s ability to perform its obligations hereunder.
               7.1.11. A final judgment or judgments for the payment of money aggregating in excess of the greater of $1,000,000 or the publicly-reported earnings of the Borrower in the most recently completed fiscal quarter shall be rendered against the Borrower which is not otherwise covered by insurance and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed pending appeal.
          7.2. Acceleration. At any time upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to do any or all of the following: (a) declare its obligation to make Line of Credit Loans to be terminated, whereupon the same shall forthwith terminate and (b) make a demand for payment upon the Borrower, whereupon the principal amount of all Line of Credit Loans, all accrued interest thereon, all fees, costs and all such other amounts owing under the Loan Documents shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which is hereby expressly waived by the Borrower, notwithstanding anything contained in the Loan Documents to the contrary. The rights and remedies of the Bank expressly specified in the Agreement are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have. At the End of the Credit (whether by maturity, acceleration, cancellation or otherwise), the Borrower shall pay to the Bank the aggregate amount of all outstanding Obligations, including, without limitation, all unpaid principal, interest, fees and costs.
          7.3. Late Processing Fee. The Bank shall have the right to assess a late payment processing fee in the amount of $250 if a payment of principal, interest or fees is not paid within 10 days of the date such payment is due hereunder.
     Section 8. Miscellaneous.
          8.1. Survival of Covenants. Except to the extent otherwise specifically set forth herein, covenants, agreements, representations, warranties and statements made herein or in any certificate, statement, document or other instrument delivered pursuant to the Loan Documents shall survive the making of the Loans herein contemplated and the execution and delivery to the Bank of the Line of Credit Notes and shall continue in full force and effect so long as any Indebtedness or Obligation created under the Loan Documents is outstanding and unpaid.
          8.2. Successors and Assigns. All covenants, agreements, representations and warranties made in the Loan Documents by or on behalf of any of the parties hereto and all other provisions of the Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the Borrower shall not have the right to assign its rights hereunder or any interests herein, including, without limitation, the right to receive funds, without the prior written consent of the Bank.
          8.3. Notice. All notices, requests and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to the Borrower, addressed to the Borrower at the addresses set forth below the Borrower’ signatures hereto; if to the Bank, mailed or delivered to the Bank, addressed to it at the address set forth below the Bank’s signature hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All notices, requests and other communications provided for hereunder shall be effective when deposited in the mail or delivered to an overnight delivery company, addressed as aforesaid; provided, however, that a notice of change of address and of termination of the Agreement is only effective upon actual receipt.
          8.4. Waiver. No delay on the part of the Bank in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof. No purported waiver of any default of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein. The Borrower acknowledges that the Bank, in its sole discretion, may require the payment of a reasonable fee, in an amount to be determined by the Bank in its sole discretion, to compensate the Bank for its consent to any amendment, waiver or modification of the Loan Documents requested by the Borrower. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have.
          8.5. Modification. No amendment, modification, termination, or waiver of any provision of the Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          8.6. Expenses. All reasonable fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Bank in connection with either the administration, amendment, modification or enforcement of the Loan Documents (including, without limitation, (a) all reasonable expenses incurred in obtaining all necessary judicial and other approvals of the transactions contemplated hereby, (b) after the occurrence and during the continuance of an Event of Default, all reasonable expenses incurred in conducting any examinations or appraisals which the Bank, in its sole discretion, deems necessary or appropriate; or (c) all expenses incurred in assigning or otherwise transferring control of post office boxes or zip codes to the Bank shall be paid by the Borrower on demand.
          8.7. Enforceability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
          8.8. Captions. Section headings used in the Agreement are for convenience only and shall not affect the construction of the Agreement.
          8.9. Governing Law. The Loan Documents shall be deemed to be contracts made under the laws of the State of Ohio and shall in all respects be interpreted in accordance with the laws of Ohio applicable to contracts to be performed in Ohio, except to the extent the laws of some other jurisdictions are mandatorily applicable.
          8.10. Counterparts. The Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          8.11. Entire Agreement. The Loan Documents set forth the entire understanding between the parties concerning the subject matter thereof and incorporate all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of the Loan Documents other than those set forth in the Loan Documents. No representation or warranty has been made by or on behalf of any party to the Loan Documents (or any officer, director, employee or agent thereof) to induce any other party to enter into the Loan Documents or to abide by or consummate any transactions contemplated by any terms of the Loan Documents, except representations and warranties, if any, expressly set forth or referred to in the Loan Documents. Nothing expressed or implied in any of the Loan Documents is intended or shall be construed to confer upon or give any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of the Loan Documents.
          8.12. Consent to Jurisdiction. The Borrower hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Ohio and of the United States of America located in the City of Columbus for any actions, suits or proceedings arising out of or relating to the Loan Documents and the transactions contemplated thereby (and the Borrower agrees not to commence any action, suit or proceeding relating thereto except in such courts). The Borrower further agrees that service of any process, summons, notice or document by U.S. registered mail to the address of the Borrower set forth herein shall be effective service of process for any action, suit or proceeding brought against the Borrower in any such court. The Borrower irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of the Loan Documents or the transactions contemplated thereby, in the courts of the State of Ohio or in the United States of America located in the City of Columbus, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          8.13. Indemnification. Without limiting any other rights which the Bank may have under the Loan Documents or under applicable law, the Borrower hereby indemnifies the Bank and its Affiliates and their respective directors, officers, employees and agents from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by the Bank or its Affiliates or their respective directors, officers, employees and agents arising out of or as a result of the Loan Documents excluding, however, Indemnified Amounts resulting from the gross negligence, willful misconduct or unlawful acts of the Bank, its employees or authorized agents. The Borrower expressly acknowledges that the obligation of indemnification set forth in this Section 8.13 includes, without limitation, indemnification for Indemnified Amounts relating to or resulting from: (a) reliance on any representation or warranty made by the Borrower (or any of its officers) under or in connection with the Loan Documents, any other information or report delivered by the Borrower pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made; (b) the failure to keep any of the Borrower’s assets free and clear of any Lien or adverse claim whether existing at the date hereof or at any time thereafter; (c) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Contractual Obligation; (d) the suspension or termination of operations of the Borrower; (e) any claim of copyright, trademark, trade dress or other intellectual property infringement or violation or (f) the assignment by the Borrower to any Person other than the Bank of any financing statements or other similar instrument or document filed by it naming the Borrower as the debtor.

          8.14. Waiver of Jury Trial. THE BANK AND THE BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND THE BANK IN CONNECTION WITH ANY LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH BORROWER. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK’S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT RELATED HERETO.
          8.15. USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Company pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Bank will ask for the Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify the Borrower. The Bank may also ask to see the Borrower’s legal organizational documents or other identifying documents.
          8.16. Government Regulation. the Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Bank from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary and other evidence of the Company’s identity as may be requested by the Bank at any time to enable the Bank to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

     The parties hereto have caused this Purpose and Ability Line of Credit Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Its:

Address for notices:

527 Newark-Granville Road P. O. Box 434 Granville, Ohio 43023

CAMCO FINANCIAL CORPORATION

By:
Name:
Its:

Address for notices:

SCHEDULE 4.4
Permitted Liens
None

SCHEDULE 4.18
Company Equity
[to follow from Borrower]

SCHEDULE 5.4
Permitted Indebtedness
[to follow from Borrower]

EXHIBIT 2.4.1.
LINE OF CREDIT NOTE

$	Columbus, Ohio
, 200___
     On or before ___, for value received, the undersigned, CAMCO FINANCIAL CORPORATION, a Delaware corporation (the “Borrower”) hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) or its assigns, as further provided herein, the principal amount of ___ Dollars ($___) or, if such principal is less, the aggregate unpaid principal amount of all Line of Credit Loans made by the Bank to the Borrowers pursuant to the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined in accordance with the provisions of the Agreement, payable on the last Banking Day of each month commencing ___. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at an office of the Bank, 88 East Broad Street, Columbus, Ohio 43215.
     Section 1. Loan Agreement. This Line of Credit Note is one of the Line of Credit Notes referred to in the Purpose and Ability Line of Credit Agreement dated as of the date hereof between the Borrower and the Bank, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Line of Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
     This Line of Credit Note was executed at the place and on the date above stated.

CAMCO FINANCIAL CORPORATION

By:
Name:
Its: